UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): June 6, 2013

Repros Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Representatives of Repros Therapeutics Inc., a Delaware corporation (the “Company”) presented updates on the Company’s Androxal® and Proellex® clinical programs at its Investor and Analyst Day on June 6, 2013 in New York City, NY, using the slides attached to this Current Report on Form 8-K as Exhibit 99.1. The presentation was also accessible via a simultaneous webcast which is currently available on the “Events” section of the Company's website at http://www.reprosrx.com for approximately 90 days following the live webcast, by clicking on the available link.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Repros Therapeutics Slideshow used at its Investor and Analyst Day on June 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: June 7, 2013
	By:	/s/ Kathi Anderson
Kathi Anderson Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Repros Therapeutics Slideshow used at its Investor and Analyst Day on June 6, 2013.